Exhibit 10.1

SPECTRUM BRANDS, INC. 2009 INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS.

The purpose of the Plan is to support the Company’s ongoing efforts to attract and retain leaders of exceptional talent and to provide the Company with the ability to provide incentives directly linked to the profitability of the Company’s businesses and to increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b) “Annual Incentive Award” means an Incentive Award made pursuant to Section 5(a)(v) with a Performance Cycle of one year or less.

(c) “Award” means a grant under this Plan of an Incentive Award, Stock Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award.

(d) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment, severance, consulting or other similar individually-negotiated agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such agreement as described in the foregoing clause (i) (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant’s conduct that brings or is reasonably likely to bring the Company or any of its Affiliates into public disgrace or disrepute and that affects the Company’s or any Affiliate’s business in any material way, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful malfeasance or material act of disloyalty in the performance of his or her duties with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in good faith and in its sole discretion.

(g) “Change in Control” of the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing more than 50% of the combined voting power of the Company’s then outstanding securities, excluding any Designated Holder and any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the members of the Board: (A) individuals who, on the Effective Date, were members of the Board (the “Incumbent Directors”), (B) individuals whose election or nomination to the Board was approved by Incumbent Directors constituting, at the time of such election or nomination, at least a majority of the Board or (C) individuals whose election or nomination to the Board was approved by individuals referred to in clauses (B) and (C) constituting, at the time of such election or nomination, at least a majority of the Board (other than, in the cases of clauses (B) and (C), directors whose initial nomination for, or assumption of office as, members of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the Board);

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to any Person, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of (I) the consummation of the Plan of Reorganization having been satisfied or waived as set forth in Sections 8.2 and 8.3 of the Plan of Reorganization or any other contemplated transactions thereunder or (II) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) “Commission” means the Securities and Exchange Commission or any successor agency.

(j) “Committee” means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan from time to time; provided, however, the “Committee” shall be comprised at all times solely of persons who are (i) “nonemployee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and (ii) two or more “outside directors” as defined in Section 162(m) of the Code.

(k) “Common Stock” or “Stock” means the Common Stock of the Company.

(l) “Company” means Spectrum Brands, Inc., a corporation organized under the laws of the State of Delaware, or any successor thereto.

(m) “Designated Holder” means Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund V, L.P., Avenue Special Situations Fund IV, L.P., Avenue-CDP Global Opportunities Fund, L.P. or D. E. Shaw Laminar Portfolios, L.L.C. and each of their respective subsidiaries and Affiliates (each, a “Designated Holder”).

(n) “Disability” means a termination of employment or services by the Company in the event the Participant is determined to be disabled in accordance with the terms under the Company’s long-term disability plan.

(o) “Economic Value Added” means net after-tax operating profit less the cost of capital.

(p) “Effective Date” has the meaning set forth in Section 15(g).

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(r) “Fair Market Value” means, on a given date: (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation service on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if Fair Market Value cannot be determined under clause (i) or (ii) above, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii), the fair market value as determined in good faith by the Committee in its sole discretion; or (iv) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation service on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock; provided, that in the event Fair Market Value is determined pursuant to subsections (ii), (iii) or (iv) of this Section 1(r), such determination shall be made in a manner that complies with Section 409A of the Code.

(s) “Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Participant having “good reason” to voluntarily terminate (or “constructively terminate”) his or her employment or service, as defined in any employment, severance, consulting or other similar individually-negotiated agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such agreement as described in the foregoing clause (i) (or the absence of any definition of “good reason” or “constructive termination” contained therein), (A) a material diminution in the Participant’s base compensation or (B) a material and adverse change in the geographic location at which the Participant must perform the services; provided, that under clauses (i) and (ii) above, the Participant provides notice of the existence of a Good Reason condition within 10 days of the initial existence of such condition, and Good Reason shall not exist if such condition has been cured, if curable, within 10 days after such notice has been provided by the Participant.

(t) “Incentive Award” means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

(u) “Incentive Stock Option” means any Stock Option that complies with Section 422 (or any amended or successor provision) of the Code.

(v) “Long-Term Incentive Award” means an Incentive Award made pursuant to Section 5(a)(v) with a Performance Cycle of more than one year.

(w) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(x) “Other Stock-Based Award” means an Award made pursuant to Section 5(a)(iv).

(y) “Participant” means an individual who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 5 of the Plan.

(z) “Performance Cycle” means the period selected by the Committee during which the performance of the Company or any subsidiary, Affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(aa) “Performance Goals” mean the objectives for the Company or any subsidiary or Affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code shall be (i) based on one or more of the following criteria: basic or diluted earnings per share (before or after taxes), share price (including, but not limited to, growth measures and total shareholder return), operating income, net earnings or net income (before or after taxes), cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), return measures (including, but not limited to, return on capital, assets, invested capital, equity or sales), earnings before interest and taxes (“EBIT”), earnings before or after interest, taxes, depreciation and/or amortization, measures of Economic Value Added, net revenue or net revenue growth, gross profit or gross profit growth, net operating profit (before or after taxes), gross or operating margins, productivity ratios, expense targets, margins, operating efficiency, objective measures of customer satisfaction, working capital targets, inventory control and enterprise value, and (ii) established in writing by the Committee prior to the earlier of (A) ninety (90) days after the commencement of the Performance Cycle or (B) the date on which 25% of the Performance Cycle will elapse, provided, that in either case, achievement of the performance goals is substantially uncertain on such date. Any one or more Performance Goals may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Goals may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

(bb) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company.

(cc) “Plan” means this 2009 Incentive Plan, as amended from time to time.

(dd) “Plan of Reorganization” means the confirmed Joint Plan of Reorganization of Spectrum Jungle Labs Corporation, et al., filed in the chapter 11 cases of the Company and certain of its affiliates in the United States Bankruptcy Court for the Western District of Texas, Case No. 09-50455.

(ee) “Restricted Period” means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

(ff) “Restricted Stock” means an Award of shares of Common Stock pursuant to Section 5(a)(iii).

(gg) “Retirement” means a termination of employment or services on or after the date the Participant attains the age of 65.

(hh) “Spread Value” means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award’s exercise or grant price, if any.

(ii) “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 5(a)(ii).

(jj) “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Section 5(a)(i).

SECTION 2. ADMINISTRATION.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an Affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

Subject to the terms of the Plan, the Committee shall have the authority to (i) determine those individuals eligible to receive Awards, (ii) determine the amount, type and terms and conditions of each Award, (iii) determine at the time of the Award grant the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards, (iv) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended, (v) determine at the time of the Award grant whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee, (vi) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan, (vii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan, (viii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (ix) establish and administer any Performance Goals applicable to such Awards, and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; provided, however, at the discretion of the Board, such determinations may be made subject to ratification by the Board; provided, further, the Committee’s power to amend awards is subject to Section 9.

The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee and approved by the Board, with respect to Participants who are not subject to either Section 16 (or any amended or successor provision) of the Exchange Act or Section 162(m) (or any amended or successor provision) of the Code.

Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants, but subject to ratification by the Board if the Board so provides.

SECTION 3. ELIGIBILITY.

All employees of the Company, its subsidiaries and Affiliates, as well as non-employee members of the Board of Directors of the Company, its subsidiaries or Affiliates are eligible to be granted Awards under the Plan.

SECTION 4. COMMON STOCK SUBJECT TO PLAN.

The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be a number of shares of Common Stock equal to ten percent (10%) of the total number of shares of Common Stock issued or reserved for issuance on the Effective Date of the Plan of Reorganization, all of which may be issued pursuant to the exercise of Stock Options awarded under the Plan, including Incentive Stock Options. If any Award is exercised or cashed out or terminates or expires or is forfeited without a payment being made to the Participant in the form of Common Stock, the shares subject to such Award, if any, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a Participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award shall also again be available for distribution in connection with Awards under the Plan.

SECTION 5. AWARDS.

(a) General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

(i) Stock Options. (A) Generally. A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement, but no Stock Option designated as an Incentive Stock Option shall be invalid in the event that it fails to qualify as an Incentive Stock Option. Incentive Stock Options shall be granted only to Participants who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Participant who is ineligible to receive an Incentive Stock Option under the Code. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason a Stock Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan. The term of each Stock Option shall be set forth in the Award agreement, but no Incentive Stock Option shall be exercisable more than ten years after the grant date; provided, however, that in the case of an Incentive Stock Option granted to a Participant who on the date of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the term of such Incentive Stock Option shall not exceed five years from the date of grant.

(B) Exercise Price. The exercise price per share of Common Stock purchasable under any Stock Option shall not be less than 100% of the Fair Market Value of the underlying Stock on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the exercise price per share shall be no less than 110% of the Fair Market Value per share on the date of grant.

(C) Method of Exercise and Form of Payment. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the exercise price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised; provided, however, that such Common Stock acquired within the preceding six months upon the exercise of a Stock Option or stock unit or similar Award granted under the Plan or any other plan maintained at any time by the Company or any subsidiary shall not be used for such payment unless expressly authorized by the Committee.

(D) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the date of grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(E) Compliance with Laws. Notwithstanding the foregoing, in no event will any Participant be permitted to exercise Stock Options in a manner that the Committee determines would violate the Sarbanes Oxley Act of 2002 or such other applicable law, or any rules or regulations of any securities exchange or inter-dealer quotation system on which the Company’s securities are traded or quoted.

(ii) Stock Appreciation Rights. A SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Committee), with a value equal to the Spread Value on the date the SAR is exercised. The exercise price of a SAR shall be set forth in the applicable Award agreement and shall not be less than 100% of the Fair Market Value of the underlying Stock on the date of grant. Subject to the terms of the applicable Award agreement, a SAR shall be exercisable, in whole or in part, by giving written notice of exercise to the Company.

(iii) Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are awarded to a Participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in this subsection (iii) and in the applicable Award agreement, a Participant shall have all the rights of a holder of Common Stock, including the right to vote during the Restricted Period. In the sole discretion of the Committee, an Award of Restricted Stock may provide the Participant with the right to receive ordinary dividends. Dividends with respect to Restricted Stock that are payable in Common Stock shall be paid in the form of additional shares of Restricted Stock, subject to the same restrictions that apply to the Restricted Stock to which such additional shares are attributable. Extraordinary dividends shall be treated in the manner determined by the Committee.

(iv) Other Stock-Based Awards. Other Stock-Based Awards are Awards, other than Stock Options, SARs or Restricted Stock, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The grant, purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iv) shall be on such terms and conditions and by such methods as shall be specified by the Committee.

(v) Incentive Awards. Incentive Awards are performance-based Awards that are expressed in U.S. currency or Common Stock or any combination thereof. Incentive Awards shall be either Annual Incentive Awards or Long-Term Incentive Awards.

(b) Maximum Awards. The total number of shares of Restricted Stock and other shares of Common Stock subject to or underlying Stock Options, SARs and Other Stock-Based Awards awarded to any Participant during the term of this Plan shall not exceed 20% of the shares of Common Stock originally reserved for distribution pursuant to the Plan. An Annual Incentive Award paid to a Participant with respect to any Performance Cycle shall not exceed $3,000,000. A Long-Term Incentive Award paid to a Participant with respect to any Performance Cycle shall not exceed $3,000,000 times the number of years in the Performance Cycle.

(c) Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.

SECTION 6. CHANGE IN CONTROL.

(a) Except to the extent otherwise provided in an Award agreement, in the event a Change in Control occurs, and within one year following such Change in Control the employment or service of a Participant terminates without Cause or the Participant resigns with Good Reason, then the following shall apply with respect to any Award held by such Participant:

(i) Any and all Stock Options and SARs granted hereunder shall become immediately exercisable;

(ii) Any Restricted Periods and restrictions imposed on Restricted Stock or Other Stock-Based Awards which are not performance-based shall lapse; and

(iii) Any performance-based Awards will be paid on a pro-rata basis based on actual performance during the applicable Performance Cycle up to the effective date of the termination of employment or service and such amount shall be paid at the time such Awards would otherwise be paid to the Participant had he or she been employed, but in no event later than the 15 th day of the third month following such date.

(b) Except to the extent otherwise provided in an Award agreement, in the event a Change in Control occurs, and within one year following such Change in Control the employment or service of a Participant terminates due to death, Disability or Retirement, then the following shall apply with respect to any Award held by such Participant:

(i) The next tranche, if any, following death, Disability or Retirement for any and all Stock Options and SARs granted hereunder shall become immediately exercisable;

(ii) The next tranche, if any, following death, Disability or Retirement for any Restricted Periods and restrictions imposed on Restricted Stock or Other Stock-Based Awards which are not performance-based shall lapse;

(iii) The next tranche, if any, following death, Disability or Retirement for any performance-based Awards will vest and be paid based on actual performance during the applicable Performance Cycle and such amount shall be paid at the time such Awards would otherwise be paid to the Participant had he or she been employed, but in no event later than the 15th day of the third month following such date;

(iv) All remaining unvested or restricted Awards shall be forfeited without further consideration.

(c) Notwithstanding anything to the contrary in this Section 6, in the event an Award vests and/or is paid as a result of a Change in Control and if the Change in Control does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Committee determines such Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the effective date of the Change in Control, but the Company shall pay such Award on its original payment date, but in no event more than 90 days following the original payment date; provided, further, that the Participant may not designate the calendar year of payment at any time.

SECTION 7. ADJUSTMENTS.

Notwithstanding any other provision of the Plan, in the event of (a) any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, the Committee shall, in its discretion, make any such adjustment in such manner as it may deem equitable, including without limitation any or all of the following:

(i) providing that one or more outstanding Awards shall be cancelled in exchange for a payment in cash, shares of Common Stock, other securities or other property, or any combination thereof, equal to the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Stock Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Stock Option or SAR over the aggregate exercise or purchase price per share subject to such Stock Option or SAR (it being understood that, in such event, any Stock Option or SAR having a per share exercise price or strike price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

(ii) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 4(a) of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price or strike price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Goals); and

(iii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under Section 4(b) or this Section 6(b) (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under Section 4(b) or this Section 6(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment under the Plan and, upon notice, such adjustment shall be conclusive and binding for all purposes.

SECTION 8. TERMINATION OF EMPLOYMENT/SERVICE FOR CAUSE; QUIT.

Notwithstanding anything herein to the contrary and except to the extent otherwise provided in an Award agreement, (a) the unvested portion of an Award shall expire and be forfeited without consideration upon the termination of a Participant’s employment or service by the Company for Cause or in the event of a voluntary termination of employment or service by the Participant (unless otherwise determined by the Committee) and (b) vested Stock Options and SARs shall expire and be forfeited without consideration upon the termination of a Participant’s employment or service by the Company for Cause.

SECTION 9. CLAWBACK

Notwithstanding anything herein to the contrary, an Award agreement may provide that the Committee may in its sole discretion cancel such Award, except as prohibited by applicable law, if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities engaged in activity, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company, in each case except as prohibited by applicable law, if (a) the Participant engages in any activity referred to in the preceding sentence or (b) the amount of any such gain was calculated based on the achievement of certain financial results that were subsequently reduced due to a restatement.

SECTION 10. PLAN AMENDMENT AND TERMINATION.

The Board may amend or terminate the Plan at any time; provided, that no such amendment shall be made without stockholder approval if such approval is required under applicable law or the listing standards of an exchange upon which the common stock is listed.

Except as specifically set forth in the Plan or any Award agreement, no amendment or termination of the Plan or an Award agreement may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent. No Stock Option or SAR may be repriced or modified without stockholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the exercise or grant price for the shares underlying such Stock Option or SAR.

SECTION 11. PAYMENTS AND PAYMENT DEFERRALS.

Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. Payment shall not be made with respect to Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code prior to the Committee’s certification, in writing, that the Performance Goals relating to such Awards have been satisfied. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish and in accordance with Section 409A of the Code. Subject to the requirements of Section 409A of the Code, the Committee also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

SECTION 12. DIVIDENDS AND DIVIDEND EQUIVALENTS.

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Subject to the requirements of Section 409A of the Code, such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

SECTION 13. TRANSFERABILITY.

Except to the extent permitted by the Award agreement, either initially or by subsequent amendment, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the recipient only by such recipient.

SECTION 14. AWARD AGREEMENTS.

Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient’s employment or service terminates. The Committee may amend an Award agreement; provided, that no such amendment may materially and adversely affect an Award without the Award recipient’s consent.

SECTION 15. UNFUNDED STATUS OF PLAN.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 16. GENERAL PROVISIONS.

(a) Securities Law Compliance. The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Other Arrangements. Nothing contained in this Plan shall prevent the Company, a subsidiary or an Affiliate from adopting other or additional compensation arrangements for its employees or directors. As a condition precedent to the grant, exercise or receipt of all or any portion of an Award pursuant to the Plan, the Committee may require a Participant to execute a lock-up, stockholder or other agreement, as the Committee may reasonably determine in its sole discretion.

(c) Employment/Service. Neither the adoption of the Plan nor the granting of Awards under the Plan shall confer upon any Participant any right to continued employment or service nor shall they interfere in any way with the right of the Company, a subsidiary or an Affiliate to terminate the employment or service of any Participant at any time.

(d) Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes with respect to any

Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.

(f) Severability. If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(g) Effective Date. This Plan shall become effective on the date upon which all conditions to the consummation of the Plan of Reorganization have been satisfied or waived as set forth in Sections 8.2 and 8.3 of the Plan of Reorganization (the “Effective Date”). Awards may be made under this Plan until the tenth anniversary of the Effective Date.

(h) Section 409A. The intent of the parties is that payments and benefits under this Plan comply with or be exempt from Section 409A of the Code, and accordingly, this Plan shall be interpreted and administered to be in compliance therewith or exempt therefrom. If taxes or penalties under Section 409A shall be imposed on a Participant in connection with this Plan, such Participant shall be solely responsible and liable for the satisfaction of all such taxes and penalties imposed on such Participant, and neither the Company nor any affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding anything contained herein to the contrary, a Participant shall not be considered to have terminated employment with the Company for purposes of this Plan unless the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code, and any payments described in this Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following a Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or death, if earlier). Notwithstanding anything contained herein to the contrary, Stock Options and SARs shall not be awarded to certain Participants where the underlying shares of such Award would not be “service recipient stock” as defined in Section 409A of the Code. The Plan and any Award agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.